NEWS RELEASE

For Immediate Release

Nord Resources Appoints Randy Davenport as VP and COO

TUCSON, AZ, January 14, 2009 - Nord Resources Corporation (TSX: NRD / OTC BB: NRDS.OB), which is reactivating copper mining at the Johnson Camp Mine in Arizona, today announced that Randy L. Davenport has joined the company as Vice President and Chief Operating Officer.

Mr. Davenport is succeeding Erland (Andy) A. Anderson, who is retiring, but has agreed to remain a consultant during a transitional period. "We are fortunate both that we have found a highly experienced mining executive in Randy Davenport to succeed Andy and that until July 2009 we will continue to benefit from Andy's wealth of experience," said John Perry, President and Chief Executive Officer.

Prior to joining Nord, Mr. Davenport held the position of Vice President, Resource Development, Freeport-McMorRan Copper & Gold Inc. In addition, he had previously held a number of senior positions during two decades with Phelps Dodge Corporation, then the world's second-largest copper producer, which was acquired by Freeport-McMorRan in 2007. Mr. Davenport stated, "It's an exciting time for Nord Resources and I am very excited and looking forward to being involved with reactivation of the Johnson Camp Mine and the future growth of the company."

In his career at Phelps Dodge, Mr. Davenport's responsibilities included managing large copper mining operations, overseeing major mining construction projects, several feasibility and scoping studies, and directing the expansion of established operations and the start-up of green-field projects and acquisitions. Mr. Davenport's career at Phelps Dodge also included five years as President of Sociedad Minera Cerro Verde, a Phelps Dodge subsidiary which owned and operated an open-pit copper mine in Arequipa, Peru, that included a fully integrated mining and solvent extraction electrowinning facility, the same process that Nord is using at its Johnson Camp Mine.

Mr. Davenport has a Bachelor of Science degree in Mining Engineering from the University of Idaho and has served in the U.S. Marine Corps and the Army National Guard.

"Andy Anderson has played a pivotal role in assisting Nord Resources in recognizing the potential of the Johnson Camp Mine to the point that we are now on the verge of commencing mining and processing new copper ore," Mr. Perry said.

About Nord Resources

Nord Resources Corporation explores, develops, and operates mineral properties. The company's primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona, which it is reactivating to produce copper. The company commenced commercial copper production from residual leaching of the existing ore heaps on February 1, 2008 and is on schedule to begin copper production from new ore in the first quarter of 2009, and expects to reach full copper production at a rate of approximately 25 million pounds per annum in spring 2009. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding confirmation by the Toronto Stock Exchange of Mr. Davenport's acceptability in the near future, commencement of copper production from newly mined ore, copper production targets, and other statements concerning the potential of the Johnson Camp Mine. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market, and business conditions, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Mr. Davenport's continued employment as an officer of the company is conditional on the confirmation by the TSX of his acceptability as an executive officer of a TSX listed company, which Nord expects will be forthcoming in the near future. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
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or
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or by email at wertheim@wertheim.ca